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                                                                      EXHIBIT 21

                               JO-ANN STORES, INC.
                              LIST OF SUBSIDIARIES


                                                                                                STATE OF         PERCENT OWNED BY
NAME                                                                                          INCORPORATION         REGISTRANT

Jo-Ann Stores Supply Chain Management, Inc..............................................          Ohio                 100%
FCA of Ohio, Inc........................................................................          Ohio                 100%
House of Fabrics, Inc...................................................................        Delaware               100%
Team Jo-Ann, Inc........................................................................          Ohio                 100%



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